     As filed with the Securities and Exchange Commission on April 24, 2003.

                                                    Registration No. 333- 102597
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             V.I. TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             11-3238476
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               134 Coolidge Avenue
                         Watertown, Massachusetts 02472
                                 (617) 926-1551
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------
                                  John R. Barr
                      President and Chief Executive Officer
                            V. I. Technologies, Inc.
                               134 Coolidge Avenue
                         Watertown, Massachusetts 02472
                                 (617) 926-1551
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------
                                    Copy to:

                             William T. Whelan, Esq.
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                            Telephone: (617) 542-6000
                               Fax: (617) 542-2241

                                 ---------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If the registrant elects to deliver its annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                 ---------------

                                SUPPLEMENTAL NOTE

     THIS REGISTRATION STATEMENT WAS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2003. THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS BEING FILED SOLELY FOR THE PURPOSE OF EXTENDING THE PERIOD OF THE RIGHTS OFFERING.

                             V.I. Technologies, Inc.
                                19,830,539 Shares
                                  Common Stock

This prospectus supplement notes a decision to extend the expiration date of our rights offering to May 15, 2003.

You should read this prospectus supplement and the prospectus previously delivered carefully before you invest. Investing in our common stock involves risks. See "Risk Factors" beginning on page 8 of the prospectus before investing in our common stock.

If you desire an additional copy of the prospectus, please contact Thomas T. Higgins, our Chief Financial Officer, at V.I. Technologies, Inc., 134 Coolidge Avenue, Watertown, Massachusetts 02472 or (617) 926-1551.

V.I. Technologies, Inc. has not authorized any person to give you information that differs from the information contained in this prospectus supplement and the prospectus. You should rely solely on the information contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information in this prospectus supplement is accurate as of the date of this prospectus supplement, even if this prospectus supplement is delivered to you after the date of the prospectus supplement, or you buy shares of common stock of V.I. Technologies, Inc. after the date of the prospectus supplement.

                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

                              --------------------

Extension of Rights Offering

V.I. Technologies, Inc. has decided to extend the expiration date for the pending rights offering under the prospectus dated March 31, 2003 until 5:00 p.m., New York time, on May 15, 2003. All references in our prospectus and the related offering material (including the rights subscription certificate, the instructions, the notice of guaranteed delivery and our letters to shareholders and brokers and their clients) to May 1, 2003 as the expiration date or the Expiration Date as a defined term are amended to read May 15, 2003 and all references in our prospectus and the related offering material to 5:00 p.m., Eastern Standard Time, on May 1, 2003 as the expiration time or Expiration Time as a defined term are amended to read 5:00 p.m., New York time, on May 15, 2003. In connection with the transfer of rights and the exercise of rights by persons with an address outside the United States, references to April 24, 2003 are amended to read May 8, 2003. The record date for the rights offering has not changed. We retain the right to further extend the exercise date.

Please see pages 20 through 29 of the prospectus for a description of the procedure to exercise your rights.

                              --------------------

            The date of this prospectus supplement is April 23, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown, Commonwealth of Massachusetts, on April 23, 2003.

                                    V.I. Technologies, Inc.

                                    By: /s/ Thomas T. Higgins
                                        ---------------------
                                        Thomas T. Higgins
                                        Executive Vice President, Operations,
                                        Chief Financial Officer, Treasurer and
                                        Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                                      Title                              Date
/s/ John R. Barr                         President, Chief Executive Officer and Director     April 23, 2003
------------------------------------     (Principal Executive Officer)
John R. Barr


    *                                    Chairman of the Board of Directors                  April 23, 2003
------------------------------------
Samuel K. Ackerman, M.D.


/s/ Thomas T. Higgins                    Executive Vice President, Operations and Chief      April 23, 2003
------------------------------------     Financial Officer (Principal Financial Officer
Thomas T. Higgins                        and Principal Accounting Officer)


    *                                    Director                                            April 23, 2003
------------------------------------
Richard A. Charpie. Ph.D.

                                         Director                                            April   , 2003
------------------------------------
Jeremy Hayward-Surry


    *                                    Director                                            April 23, 2003
------------------------------------
Irwin Lerner


    *                                    Director                                            April 23, 2003
------------------------------------
Joseph M. Limber


    *                                    Director                                            April 23, 2003
------------------------------------
Peter D. Parker

                                         Director                                            April   , 2003
------------------------------------
Doros Platika, M.D.


    *                                    Director                                            April 23, 2003
------------------------------------
David Tendler


    *                                    Director                                            April 23, 2003
------------------------------------
Damion E. Wicker, M.D.

* By /s/ Thomas T. Higgins
     ---------------------
     Thomas T. Higgins
     As Attorney-in-fact